ISRAELOFF, TRATTNER & Co., P.C.
                          Certified Public Accountants
                              1225 Franklin Avenue
                              Garden City, NY 11530
                            Telephone (516) 242-3300
                            Facsimile (516) 242-3310


Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:


With regard to the disclosures addressing Item 304 of Regulation S-B appearing in Compliance Systems Corporation's Form SB-2, we have read the statements made by the Company therein and insofar as they relate to our firm and our audit engagements, we agree with those statements.



/s/ ISRAELOFF, TRATTNER & Co., P.C.



Garden City, New York
May 8, 2006